Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Effective September 1, 2020, FirstBank Puerto Rico (“FirstBank” or the “Bank”), a wholly-owned subsidiary of First BanCorp. (the “Corporation”), completed the acquisition of Santander Bancorp, a wholly-owned subsidiary of Santander Holding USA, Inc. (“SAN”) and the holding company of Banco Santander Puerto Rico (“BSPR”), pursuant to a Stock Purchase Agreement dated as of October 21, 2019, by and among FirstBank and Santander Holding, USA, Inc. (the “Stock Purchase Agreement”). The transaction was structured as an all-cash acquisition of all of the issued and outstanding common stock of Santander Bancorp, the sole shareholder of BSPR, a corporation incorporated under the laws of the Commonwealth of Puerto Rico and the sole shareholder of Santander Insurance Agency, Inc. (Santander Bancorp is referred together with BSPR collectively as “Santander,” “BSPR” or the “Acquired Companies”). Immediately following the closing, Santander Bancorp was merged with and into FirstBank (the “HoldCo Merger”), with FirstBank surviving the HoldCo Merger. Immediately following the effectiveness of the HoldCo Merger, BSPR was merged with and into FirstBank, with FirstBank as the surviving entity in the merger. In consideration for the acquisition of BSPR, the Corporation paid cash in an amount of approximately $1.3 billion pursuant to the terms of the Stock Purchase Agreement.

As part of the conditions to close, SAN agreed to sell or otherwise transfer to itself, any of its affiliates or any other third party (other than BSPR) (i) all non-performing assets (“NPA”) (along with all collateral and rights to collection related thereto) of BSPR (the “Non-Performing Assets Transfer”), and (ii) Santander Asset Management, LLC (“SAM”), a limited liability company organized under the laws of the Commonwealth of Puerto Rico and a direct wholly-owned subsidiary of Santander Bancorp. The transfer of SAM and the sale of NPA of BSPR were completed prior to the closing of the acquisition; therefore, the accompanying unaudited pro forma Condensed Combined Statements of Income have been adjusted to exclude any income and expenses associated with the operations of SAM and the losses realized on NPA sold.

The acquisition has been accounted for as a business combination under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 805 (“ASC 805”), Business Combinations, with the Corporation treated as the acquirer for accounting purposes. Under the acquisition method of accounting, the assets and liabilities of BSPR, as of the effective date of the acquisition, were recorded by the Corporation at their respective fair values and the excess of the consideration paid over the fair value of the BSPR’s net assets was allocated to goodwill. The unaudited pro forma Condensed Combined Statement of Income for the year ended December 31, 2019 combines the historical results of the Corporation and BSPR for that period. The unaudited pro forma Condensed Combined Statement of Income for the nine months ended September 30, 2020 combines the historical results of the Corporation for that period with the historical results of BSPR for the period from January 1, 2020 through August 31, 2020, the date immediately preceding the acquisition date. An unaudited pro forma Condensed Combined Balance Sheet is not presented here because the Consolidated Balance Sheet of the Corporation as of September 30, 2020, which was included in the Corporation’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2020, filed on November 9, 2020, already reflects the effects of the acquisition. The unaudited pro forma Condensed Combined Statements of Income for the nine months ended September 30, 2020 and the year ended December 31, 2019 are presented as if the acquisition had occurred on January 1, 2019. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the acquisition and expected to have a continuing effect on the combined results.

As further described in the Form 10-Q referenced above, the Corporation has reflected in its Consolidated Balance Sheet as of September 30, 2020 the fair values of identifiable tangible and identifiable intangible assets of BSPR; however, the values are subject to adjustments for up to one-year period after the closing date of the acquisition if the Corporation becomes aware for the first time of new material information that existed as of the acquisition date.  Accordingly, the unaudited pro forma adjustments included herein are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information. Differences between the preliminary estimates reflected in this unaudited pro forma condensed combined financial information and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined Corporation’s future results of operations and financial position.

The Condensed Combined Statements of Income and related Notes are being provided for illustrative purposes only and do not purport to represent what the combined company's actual results of operations or financial position would have been had the acquisition been completed on the date indicated, nor are they necessarily indicative of the combined company's future results of operations or financial position for any future period. The unaudited pro forma condensed combined financial statements also do not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

The unaudited pro forma Condensed Combined Statement of Income should be read in conjunction with:

(i)	The audited consolidated financial statements of the Corporation and related Notes included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019,

(ii)	The unaudited consolidated financial statements of the Corporation and the related Notes included in the Corporation’s Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2020,

(iii)
The audited consolidated financial statements of Santander Bancorp as of and for the years ended December 31, 2019 and December 31, 2018 and the related Notes, which are included as an Exhibit to this Current Report on Form 8-K/A, and

(iv)
The unaudited consolidated financial statements of Santander Bancorp as of June 30, 2020 and December 31, 2019 and for the six months ended June 30, 2020 and June 30, 2019 and the related Notes, which are included as an Exhibit to this Current Report on Form 8-K/A.

First BanCorp.
Unaudited Pro Forma Condensed Combined Statement of Income
For the Nine Months Ended September 30, 2020
(In thousands, except per share information)

	First BanCorp. - Historical	BSPR Historical – (From January 1, 2020 to August 31, 2020) After reclassification and eliminations of SAM and NPA (Note 3)	Pro forma adjustments	Note 4		Pro Forma Condensed Combined
Interest and dividend income:
Loans	$447,110	$109,066	$8,370	4(a	)	$564,546
Investment securities	44,222	20,740	(2,071)	4(b	)	62,891
Money market investments and interest-bearing cash accounts	2,950	3,701	-			6,651
Total interest income	494,282	133,507	6,299			634,088
Interest expense:
Deposits	52,739	18,127	(555)	4(c	)	70,311
Loans payable	21	-	-			21
Securities sold under agreements to repurchase	5,282	-	-			5,282
Advances from FHLB	8,656	-	-			8,656
Other borrowings	5,029	-	-			5,029
Total interest expense	71,727	18,127	(555)			89,299
Net interest income	422,555	115,380	6,854			544,789
Provision for credit losses	163,294	1,818	(38,882)	4(d	)	126,230
Net interest income after provision for credit losses	259,261	113,562	45,736			418,559
Non-interest income:
Service charges and fees on deposit accounts	16,280	9,424	-			25,704
Mortgage banking activities	14,573	1,654	(306)	4(e	)	15,921
Net gain on sales of investment securities	13,380	45	-			13,425
Gain on early extinguishment of debt	94	-	-			94
Insurance commission income	7,436	1,223	-			8,659
Other non-interest income	29,263	8,914	-			38,177
Total non-interest income	81,026	21,260	(306)			101,980
Non-interest expenses:
Employees' compensation and benefits	125,454	30,728	-			156,182
Occupancy and equipment	50,567	22,757	(598)	4 (f	)	72,726
Business promotion	8,982	1,073	-			10,055
Professional fees	35,324	16,003	-			51,327
Taxes, other than income taxes	11,967	3,642	-			15,609
Net loss (gain) on OREO and OREO expenses	3,018	(88)	-			2,930
Credit and debit card processing expenses	12,747	3,566	-			16,313
Merger and restructuring costs	14,188	1,963	(16,151)	4 (g	)	-
Other non-interest expenses	27,231	8,298	5,075	4 (h	)	40,604
Total non-interest expenses	289,478	87,942	(11,674)			365,746
Income before income taxes	50,809	46,880	57,104			154,793
Income tax (benefit) expense	(1,326)	8,573	21,414	4 (i	)	28,661
Net income	52,135	38,307	35,690			126,132
Net income attributable to common stockholders	$50,128	$38,307	$35,690			$124,125
Net income per common share:
Basic	$0.23					$0.57
Diluted	$0.23					$0.57
Average Common Shares Outstanding:
Basic	216,876					216,876
Diluted	217,533					217,533

First BanCorp.
Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2019
(In thousands, except per share information)

	First BanCorp. - Historical	BSPR Historical - After reclassification and eliminations of SAM and NPA (Note 3)	Pro forma adjustments	Note 4		Pro Forma Condensed Combined
Interest and dividend income:
Loans	$602,998	$200,061	$8,916	4(a	)	$811,975
Investment securities	59,546	40,524	(11,640)	4(b	)	88,430
Money market investments and interest-bearing cash accounts	13,353	20,535	-			33,888
Total interest income	675,897	261,120	(2,724)			934,293
Interest expense:
Deposits	77,782	37,398	(2,014)	4(c	)	113,166
Securities sold under agreements to repurchase	6,647	-	-			6,647
Advances from FHLB	14,963	155	-			15,118
Other borrowings	9,424	-	-			9,424
Total interest expense	108,816	37,553	(2,014)			144,355
Net interest income	567,081	223,567	(710)			789,938
Provision (release) for loan and lease losses	40,225	(7,920)	-			32,305
Net interest income after provision for loan and lease losses	526,856	231,487	(710)			757,633
Non-interest income:
Service charges and fees on deposit accounts	23,916	9,830	-			33,746
Mortgage banking activities	17,058	2,658	(316)	4(e	)	19,400
Net (loss) gain on investment securities	(497)	449	-			(48)
Insurance commission income	10,186	2,286	-			12,472
Other non-interest income	39,909	23,824	-			63,733
Total non-interest income	90,572	39,047	(316)			129,303
Non-interest expenses:
Employees' compensation and benefits	162,374	57,825	-			220,199
Occupancy and equipment	63,169	32,687	716	4 (f	)	96,572
Business promotion	15,710	5,806	-			21,516
Professional fees	45,889	28,017	-			73,906
Taxes, other than income taxes	15,325	5,801	-			21,126
Net loss on OREO and OREO expenses	14,644	8,899	-			23,543
Credit and debit card processing expenses	16,472	5,638	-			22,110
Merger and restructuring costs	11,442	-	(11,442)	4 (g	)	-
Other non-interest expenses	33,031	16,047	8,297	4 (h	)	57,375
Total non-interest expenses	378,056	160,720	(2,429)			536,347
Income before income taxes	239,372	109,814	1,403			350,589
Income tax expense	71,995	39,811	526	4 (i	)	112,332
Net income	167,377	70,003	877			238,257
Net income attributable to common stockholders	$164,701	$70,003	$877			$235,581
Net income per common share:
Basic	$0.76					$1.09
Diluted	$0.76					$1.08
Average Common Shares Outstanding
Basic	216,614					216,614
Diluted	217,134					217,134

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

The accompanying unaudited pro forma Condensed Combined Statement of Income and related Notes were prepared using the acquisition method of accounting in accordance with the provisions of ASC 805, with First BanCorp. treated as the acquirer for accounting purposes. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed in a business combination be recognized at fair value as of the acquisition date.  The fair value on the acquisition date represents management’s best estimates based on available information and facts and circumstances in existence on the acquisition date. The pro forma statements of income may differ from the Corporation's final purchase accounting for a number of reasons, including the fact that the estimates of fair values of assets acquired and liabilities assumed as of the acquisition date are preliminary and therefore subject to change within the measurement period (up to one year from the acquisition date), at which time the valuation analysis and other studies are finalized. The preliminary purchase price allocation is discussed in Note 2.

Certain reclassifications have been made to the historical presentation of BSPR’s financial statements in order to conform to the financial statement presentation of the Corporation. These reclassifications are discussed further in Note 3.

 Costs related to the acquisition, recorded by both BSPR and the Corporation in each of their respective historical financial statements, have been excluded from the pro forma Condensed Combined Statement of Income for the nine months ended September 30, 2020 and year ended December 31, 2019. These reflect non-recurring charges directly related to the acquisition. These adjustments are discussed further in Note 4.

All dollar amounts presented within these Notes to unaudited pro forma condensed combined financial statements are in thousands, except per share data.

NOTE 2 – PRELIMINARY PURCHASE PRICE ALLOCATION

The unaudited pro forma Condensed Combined Statements of Income reflect the transfer of $1.3 billion in cash consideration. The purchase price consideration as shown in the table below is allocated to the tangible and intangible assets acquired and liabilities assumed of BSPR based on their preliminary estimated fair values, as further discussed above in Note 1.

The following table sets forth a preliminary allocation of the purchase price consideration to the fair values of the identifiable tangible and intangible assets acquired and liabilities assumed of BSPR, with the excess of the consideration paid over the preliminary estimated fair values of the identifiable net assets acquired recorded as goodwill:

(In thousands)	Amount
Total purchase price consideration (cash)	$1,277,626
Fair value of assets acquired:
Cash and cash equivalents	$1,684,252
Investment securities	1,167,225
Loans, net:
Residential mortgage loans	807,637
Commercial mortgage loans	740,919
Commercial and Industrial loans	752,154
Consumer loans	214,206
Loans, net	2,514,916
Premises and equipment, net	12,499
Intangible assets	39,232
Other assets	144,008
Total assets and identifiable intangible assets acquired	5,562,132

Fair value of liabilities assumed:
Deposits	$4,194,940
Other liabilities	95,869
Total liabilities assumed	4,290,809
Fair value of net assets and identifiable intangible assets acquired	1,271,323
Goodwill	$6,303

NOTE 3 – RECLASSIFICATION ADJUSTMENTS AND ELIMINATION OF NON-PERFORMING ASSETS (“NPA”) & SANTANDER ASSET MANAGEMENT(“SAM”)

Certain reclassifications have been made to BSPR’s historical Statements of Income to conform with the Corporation’s financial statement presentation. In addition, since the Corporation did not acquire BSPR’s NPA and SAM, pursuant to the Stock Purchase Agreement, BSPR’s NPA and the operations of SAM were excluded from BSPR’s historical results, as reflected below. The following summarizes the reclassification adjustments and pro forma adjustments to eliminate the results of NPA and SAM, and to conform BSPR’s financial statements presentation to the Corporation’s financial statement presentation, for the eight-month period ended August 31, 2020 and year ended December 31, 2019 (dollars in thousands):

	Eight Month Period Ended August 31, 2020
	BSPR Historical before adjustments	Reclassification Adjustments (1)	Exclusion of SAM (2)	Exclusion of NPA (3)	Adjusted BSPR
Interest Income:
Loans	$110,601	(1,535)	-	-	$109,066
Investment securities	19,205	1,535	-	-	20,740
Money market investments and interest-bearing cash accounts	3,701	-	-	-	3,701
Total interest income	133,507	-	-	-	133,507
Interest expense:
Deposits	18,127	-	-	-	18,127
Total interest expense	18,127	-	-	-	18,127
Net interest income	115,380	-	-	-	115,380
Provision for credit losses	11,786	-	-	(9,968)	1,818
Net interest income after provision for credit losses	103,594	-	-	9,968	113,562
Non-interest income:
Service charges and fees on deposit accounts	12,089	(2,665)	-	-	9,424
Mortgage banking activities	-	1,654	-	-	1,654
Net gain on sales of investment securities	-	45	-	-	45
Insurance commissions and advisory fees	3,986	-	(2,763)	-	1,223
Other non-interest income	4,588	4,326	-	-	8,914
Total non-interest income	20,663	3,360	(2,763)	-	21,260
Non-interest expenses:
Employees' compensation and benefits	33,688	(1,963)	(997)	-	30,728
Occupancy and equipment	10,854	12,017	(114)	-	22,757
Equipment expenses	814	(812)	(2)	-	-
Technology expenses	21,643	(21,420)	(223)	-	-
Communications	1,992	(1,818)	(174)	-	-
Business promotion	735	347	(9)	-	1,073
Professional fees	4,719	11,455	(171)	-	16,003
Taxes, other than income taxes	3,689	-	(47)	-	3,642
Net loss on OREO and OREO Expenses	43	(131)	-	-	(88)
Credit and debit card processing expenses	-	3,566	-	-	3,566
Merger and restructuring costs	-	1,963	-	-	1,963
Other non-interest expenses	8,160	156	(18)	-	8,298
Total non-interest expenses	86,337	3,360	(1,755)	-	87,942
Income (loss) before provision for income tax	37,920	-	(1,008)	9,968	46,880
Income tax expense	4,835	-	-	3,738	8,573
Net Income	$33,085	-	$(1,008)	$6,230	$38,307

	Year Ended December 31, 2019
	BSPR Historical before adjustments	Reclassification Adjustments (1)	Exclusion of SAM (2)	Exclusion of NPA (3)	Adjusted BSPR
Interest Income:
Loans	$200,137	$(76)	-	-	$200,061
Investment securities	37,754	2,770	-	-	40,524
Money market investments and interest-bearing cash accounts	20,535	-	-	-	20,535
Total interest income	258,426	2,694	-	-	261,120
Interest expense:
Deposits	37,398	-	-	-	37,398
Advances from FHLB	155	-	-	-	155
Total interest expense	37,553	-	-	-	37,553
Net interest income	220,873	2,694	-	-	223,567
Provision (reversal) for loan and lease losses	(7,908)	-	-	(12)	(7,920)
Net interest income after provision for loan and lease losses	228,781	2,694	-	12	231,487
Non-interest income:
Service charges and fees on deposit accounts	21,132	(11,302)	-	-	9,830
Mortgage banking activities	-	2,658	-	-	2,658
Insurance commission income and advisory fees	10,079	-	(7,793)	-	2,286
Net gain on sales of investments	-	449	-	-	449
Other non-interest income	12,085	11,741	(2)	-	23,824
Total non-interest income	43,296	3,546	(7,795)	-	39,047
Non-interest expenses:
Employees' compensation and benefits	60,164	-	(2,339)	-	57,825
Occupancy and equipment	15,550	17,427	(290)	-	32,687
Equipment expenses	1,722	(1,704)	(18)	-	-
Technology expenses	32,567	(31,823)	(744)	-	-
Communications	3,428	(2,975)	(453)	-	-
Business promotion	1,783	4,029	(6)	-	5,806
Professional fees	10,331	17,772	(86)	-	28,017
Taxes, other than income taxes	5,919	-	(118)	-	5,801
Net loss on OREO and OREO Expenses	11,549	(2,650)	-	-	8,899
Credit and debit card processing expenses	-	5,638	-	-	5,638
Merger and restructuring costs	-	-	-	-	-
Other non-interest expenses	15,615	526	(94)	-	16,047
Total non-interest expenses	158,628	6,240	(4,148)	-	160,720
Income (loss) before provision for income tax	113,449	-	(3,647)	12	109,814
Income tax expense	39,807	-	-	4	39,811
Net Income	$73,642	-	$(3,647)	8	$70,003

Note (1) - Reclassifications: Adjustments were made to reclassify amounts to conform with the Corporation's financial statement presentation. Accordingly, there is no impact on net income.

Note (2) - Exclusion of SAM: As part of the conditions to close, Santander agreed to sell or otherwise transfer SAM. The excluded income and expenses fall into several categories. First, the Corporation excluded income generated solely by SAM, such as Advisory fees.  Then, the Corporation excluded all costs that were incurred solely by SAM, such as Occupancy expenses, Technology expenses, Equipment expenses, Communication expenses, Employees’ compensation and Benefit, Taxes other than income tax, Other non-interest expenses, Business promotion expenses, and Professional fees.

Note (3) - Exclusion of NPA: The Corporation excluded the losses that resulted from non-performing assets sold as they were not part of the assets acquired by the Corporation.

NOTE 4 – ACQUISITION-RELATED ADJUSTMENTS

The following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma Condensed Combined Statements of Income. Estimated fair value adjustments were based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available.  All taxable adjustments were calculated using Puerto Rico statutory tax rate of 37.5%.

a)	Net adjustment to Interest income on loans as follows:

	Nine months ended September 30, 2020	Year ended December 31, 2019
Amortization of discounts attributable to the Corporation’s initial recognition at fair value of loans acquired from BSPR (i)	$8,121	$11,172
Removal of BSPR's historical amortization of premium, discounts accretion, and amortization of net deferred fees or cost for loans	249	(2,256)
Total	$$8,370	$$8,916

i. The net fair value accretable discount from acquired loan is expected to be recognized over the remaining life of the loan portfolio.  The average estimated remaining life of the loans is approximately 6.6 years.

b)	Net adjustment to Interest income on investment securities as follows:

	Nine months ended September 30, 2020	Year ended December 31, 2019
To adjust Interest income for the amortization of the net premium resulting from the Corporation’s new amortized cost basis of acquired investments securities from BSPR (i)	$(2,071)	$(11,640)
Total	$(2,071)	$(11,640)

i. The amortization of the net premium from the acquired investments securities is expected to be recognized over an estimated 1.4 year average life.

c)	Net adjustment to Interest expense on deposit liabilities as follows:

	Nine months ended September 30, 2020	Year ended December 31, 2019
To adjust Interest expense for the amortization of the premium resulting from the acquired deposits from BSPR (i)	$(555)	$(2,014)
Total	$(555)	$(2,014)

i. The amortization of the premium from the acquired time deposit liabilities is expected to be recognized over an estimated remaining life of approximately 1.2 year.

d)	Net adjustment to Provision for credit losses as follows:

	Nine months ended September 30, 2020	Year ended December 31, 2019
To eliminate the initial provision for credit loss recorded for Non-PCD loans acquired from BSPR (i)	$(38,882)	$-
Total	$(38,882)	$-

i. On January 1, 2020, the Corporation and BSPR both adopted Accounting Standard Update (“ASU”) 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (commonly referred to as Cumulative Expected Credit Losses, or “CECL”); therefore, the historical results of the Corporation and BSPR for the nine months ended September 30, 2020 consistently reflect the provision for credit losses in accordance with ASU 2016-13.  The initial estimated allowance for credit losses for loans acquired from BSPR that were not purchased credit deteriorated (“non-PCD loans”) of approximately $38.9 million was recorded as part of the provision for credit losses in the Corporation’s results for the nine-month period ended September 30, 2020. This amount was eliminated as a pro forma adjustment in the Condensed Combined Statement of Income for the period ending September 30, 2020 given the pro forma assumes the acquisition occurred on January 1, 2019, where the recognition of the adjustment related to adoption of CECL on January 1, 2020 would have been recorded as a cumulative effect adjustment to retained earnings rather than in earnings for the period ending September 30, 2020.

e)	Net adjustment to Mortgage banking activities as follows:

	Nine months ended September 30, 2020		Year ended December 31, 2019
To eliminate historical amortization of acquired mortgage servicing rights from BSPR		$$422		$$777
To adjust non-interest income for the amortization of the premium resulting from the acquired mortgage servicing rights from BSPR		(728)		(1,093)
Total	$	$(306)	$	$(316)

f)	Net adjustments to Occupancy and equipment as follows:

	Nine months ended September 30, 2020	Year ended December 31, 2019
To eliminate historical depreciation and amortization of Software and Technology projects and premises and equipment	$(4,133)	$(7,001)
To record depreciation and amortization of Software and Technology projects and premises and equipment based on their fair value	3,535	7,717
Total	$(598)	$716

g)	Net adjustments to Merger and restructuring costs as follows:

	Nine months ended September 30, 2020	Year ended December 31, 2019
To eliminate the direct Merger and restructuring costs incurred and expensed by the Corporation and BSPR in connection with the merger. These costs consist primarily of legal fees, valuation services and other pre-integration efforts.	$(16,151)	$(11,442)
Total	$(16,151)	$(11,442)

h)	Adjustment to Other non-interest expenses as follows:

	Nine months ended September 30, 2020	Year ended December 31, 2019
To record amortization of newly acquired Core Deposit Intangible (“CDI”) intangible assets (i)	$4,139	$6,209
To record amortization of newly acquired Purchased Credit Card Relationships (“PCCR”) intangible assets (ii)	936	2,088
Total	$5,075	$8,297

i.	The newly acquired CDI intangible assets have been amortized using the straight-line methodology based on an estimated average useful life of 5.7 years.

ii.	The newly acquired PCCR intangible assets have been amortized using the sum of years digits methodology based on an estimated average useful life of 3 years.

i)	Adjustments to Income tax expense (benefit):

	Nine months ended September 30, 2020	Year ended December 31, 2019
To reflect the income tax impact of the unaudited pro forma adjustments using Puerto Rico statutory tax rate	$21,414	$526
Total	$21,414	$526

NOTE 5 – ESTIMATED MERGER AND INTEGRATION COSTS

Upon completion of the acquisition, the Corporation began to integrate BSPR’s operations into FirstBank’s operations. Over the next several months, the Corporation expects to refine the integration process, which the Corporation expects to complete during the second quarter of 2021. Management is in the process of assessing personnel, technology systems, service contracts and other key factors to determine the most beneficial structure for the combined company. Certain decisions arising from these assessments may involve changes in information systems, cancellations of existing contracts and other actions. To the extent there are costs associated with these actions, the costs will be recognized based on the nature and timing of these integration actions. Most acquisition and restructuring costs are expensed, as incurred.

The total amount of pre-tax acquisition related costs for First BanCorp. and BSPR is estimated to be approximately $78.0 million.  Cumulative merger and restructuring expenses of $27.6 million have been incurred through September 30, 2020, of which $16.2 million were incurred during the nine months ended September 30, 2020 and $11.4 million were incurred during the year ended December 31, 2019. First BanCorp. anticipates that the remainder of the estimated costs will be incurred during the remaining of 2020 and in 2021. First BanCorp. also estimates that the combined entities will achieve annual pre-tax savings of approximately $48.0 million, net of new investments, which are expected to be fully realized during 2022.

First BanCorp’s cost estimates are forward-looking. While the cost represents First BanCorp’s current estimate of merger and restructuring costs associated with the acquisition that will be incurred, the ultimate level and timing of recognition of these costs will be based on the final integration in connection with consummation of the acquisition.  Readers are cautioned that the completion of this integration and other actions that may be taken in connection with the acquisition will impact these estimates. These costs are not expected to materially impact First BanCorp’s ability to maintain an adequate level of liquidity necessary to fund loan originations and deposit withdrawals, satisfy other financial commitments and fund operations.  Merger integration costs and estimated expense savings are not included in the pro forma combined statements of income as these items are not indicative of the historical results of the combined Corporation.

NOTE 6 – SALE OR TRANSFER OF OTHER ASSETS AND DIVESTITURES

During the third quarter of 2019, and prior to executing the Stock Purchase Agreement, Santander Bancorp entered into a sale agreement with a non-related third party to sell the right, title and interest in substantially all of its Jet Blue branded credit card portfolio. The sale was completed on December 31, 2019. As this transaction was not considered directly attributable to the merger, the gain of $4.1 million recognized upon the sale of the portfolio is included in the historical results of BSPR and not excluded as a pro forma adjustment in the Condensed Combined Statement of Income for the year ended December 31, 2019.